UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2026

Averin Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43135	98-1891461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 W 40th Street, Office 205

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (339) 234-9160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-sixth of one redeemable warrant	ACAAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ACAA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ACAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 16, 2026, Mary Szela notified the board of directors (the “Board”) of Averin Capital Acquisition Corp. (the “Company”) of her resignation from the Board, as a member of the Board’s audit committee (the “Audit Committee”) and as chairperson and a member of the Board’s compensation committee (the “Compensation Committee”), effective October 16, 2026. Ms. Szela’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

To fill the vacancies resulting from Ms. Szela’s resignation, the Board appointed Graeme Bell as chairperson of the Compensation Committee and Akiko Moni Miyashita as a member of the Audit Committee, in each case effective October 16, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averin Capital Acquisition Corp.

Date: October 16, 2026	By:	/s/ David Berry
		Name:	David Berry
		Title:	Chief Executive Officer

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